Term Sheet To prospectus dated December 1, 2005, prospectus supplement dated October 12, 2006 and product supplement no. 39-IX dated March 31, 2008	Term Sheet to Product Supplement No. 39-IX Registration Statement No. 333-130051 Dated March 31, 2008; Rule 433
Structured Investments	JPMorgan Chase & Co.
$
Buffered Return Enhanced Notes Linked to a Weighted Basket Consisting of the
iShares® Dow Jones U.S. Real Estate Index Fund, the SPDR® S&P® Homebuilders
ETF and the Financial Select Sector SPDR® Fund due April 8, 2010

General
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The notes are designed for investors who seek a return of two times the appreciation of a weighted basket of domestic exchange-traded funds, up to a maximum total return on the notes of 42%* at maturity. Investors should be willing to forgo interest and dividend payments and, if the Basket declines by more than 15%, be willing to lose up to 85% of their principal.

•	Senior unsecured obligations of JPMorgan Chase & Co. maturing April 8, 2010†.
•	Minimum denominations of $1,000 and integral multiples thereof.
•	The notes are expected to price on or about April 2, 2008 and are expected to settle on or about April 7, 2008.

Key Terms
Basket:
The notes are linked to a basket consisting of the iShares® Dow Jones U.S. Real Estate Index Fund (“IYR”), the SPDR® S&P® Homebuilders ETF (“XHB”) and the Financial Select Sector SPDR® Fund (“XLF”) (each a “Basket Fund,” and together, the “Basket Funds”).

Component Weightings:
The iShares U.S. Real Estate Weighting is 60.00%, the S&P Homebuilders Weighting is 20.00% and the Financial Select Sector Weighting is 20.00% (each a “Component Weighting,” and collectively, the “Component Weightings”).

Upside Leverage Factor:	2
Payment at Maturity:
If the Ending Basket Level is greater than the Starting Basket Level, you will receive a cash payment that provides you with a return per $1,000 principal amount note equal to the Basket Return multiplied by 2, subject to the Maximum Total Return on the notes of 42%*. For example, if the Basket Return is greater than 21%, you will receive the Maximum Total Return on the notes of 42%*, which entitles you to a maximum payment at maturity of $1,420 for every $1,000 principal amount note that you hold. Accordingly, if the Basket Return is positive, your payment per $1,000 principal amount note will be calculated as follows, subject to the Maximum Total Return:

$1,000 + [$1,000 x (Basket Return x 2)]
* The actual Maximum Total Return will be set on the pricing date and will not be less than 42%.

Your principal is protected against up to a 15% decline in the Basket. If the Ending Basket Level declines from the Starting Basket Level by up to 15%, you will receive the principal amount of your notes at maturity.
If the Ending Basket Level declines from the Starting Basket Level by more than 15%, you will lose 1% of the principal amount of your notes for every 1% that the Basket declines beyond 15%. Under these circumstances, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + [$1,000 x (Basket Return + 15%)]
If the Ending Basket Level declines from the Starting Basket Level by more than 15%, you could lose up to $850 per $1,000 principal amount note.
Buffer Amount:	15%, which results in a minimum payment of $150 per $1,000 principal amount note.
Basket Return:	Ending Basket Level - Starting Basket Level Starting Basket Level
Starting Basket Level:	Set equal to 100 on the pricing date.
Ending Basket Level:	The Basket Closing Level on the Observation Date.
Basket Closing Level:	The Basket Closing Level on any trading day will be calculated as follows:

100 x [1 + (iShares U.S. Real Estate Return * iShares U.S. Real Estate Weighting) + (S&P Homebuilders Return * S&P Homebuilders Weighting) + (Financial Select Sector Return * Financial Select Sector Weighting)]

Each of the iShares U.S. Real Estate Return, the S&P Homebuilders Return and the Financial Select Sector Return reflects the performance of the relevant Basket Fund, expressed as a percentage, from that Basket Fund’s closing price on the pricing date to that Basket Fund’s closing price on such trading day. The Final Share Price of the relevant Basket Fund used to calculate the iShares® U.S. Real Estate Return, the S&P Homebuilders Return or the Financial Select Sector Return, as applicable, on the Observation Date is the closing price of one share of the relevant Basket Fund on the Observation Date, multiplied by the Share Adjustment Factor for that Basket Fund. For additional information, see “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 39-IX.

Share Adjustment Factor:
With respect to each Basket Fund, 1.0 on the pricing date and subject to adjustment under certain circumstances. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-Dilution Adjustments” in the accompanying product supplement 39-IX for further information about these adjustments.

Observation Date:	April 5, 2010†
Maturity Date†:	April 8, 2010†
CUSIP:	48123MF98
†	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 39-IX.
Investing in the Buffered Return Enhanced Notes involves a number of risks. See “Risk Factors” beginning on page PS-15 of the accompanying product supplement no. 39-IX and “Selected Risk Considerations” beginning on page TS-2 of this term sheet.
JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, each prospectus supplement, product supplement no. 39-IX and this term sheet if you so request by calling toll-free 866-535-9248.
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Fees and Commissions (1)	Proceeds to Us
Per note	$	$	$
Total	$	$	$
(1)
If the notes priced today, J.P. Morgan Securities Inc., which we refer to as JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $16.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $1.00 per $1,000 principal amount note. The actual commission received by JPMSI may be more or less than $16.00 and will depend on market conditions on the pricing date. In no event will the commission received by JPMSI, which includes concessions to be allowed to other dealers, exceed $20.00 per $1,000 principal amount note.  See “Underwriting” beginning on page PS-149 of the accompanying product supplement no. 39-IX.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
JPMorgan
March 31, 2008

Additional Terms Specific to the Notes

You should read this term sheet together with the prospectus dated December 1, 2005, as supplemented by the prospectus supplement dated October 12, 2006 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 39-IX dated March 31, 2008. This term sheet, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 39-IX, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 39-IX dated March 31, 2008: http://www.sec.gov/Archives/edgar/data/19617/000089109208001823/e31065_424b2.pdf
•	Prospectus supplement dated October 12, 2006: http://www.sec.gov/Archives/edgar/data/19617/000089109206003117/e25276_424b2.pdf
•	Prospectus dated December 1, 2005: http://www.sec.gov/Archives/edgar/data/19617/000089109205002389/e22923_base.txt

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this term sheet, the “Company,” “we,” “us” or “our” refers to JPMorgan Chase & Co.

Selected Purchase Considerations

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APPRECIATION POTENTIAL — The notes provide the opportunity to enhance equity returns by multiplying a positive Basket Return by 2, up to the Maximum Total Return on the notes of 42%, or $1,420 for every $1,000 principal amount note. The actual Maximum Total Return on the notes will be set on the pricing date and will not be less than 42%. Because the notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

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LIMITED PROTECTION AGAINST LOSS — Payment at maturity of the principal amount of your notes is protected against a decline in the Ending Basket Level, as compared to the Starting Basket Level, of up to 15%. If the Ending Basket Level declines by more than 15%, for every 1% decline beyond 15%, you will lose an amount equal to 1% of the principal amount of your notes. Accordingly, at maturity you will receive a payment equal to at least $150 for each $1,000 principal amount note.

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DIVERSIFICATION AMONG THE BASKET FUNDS — Because the iShares® Dow Jones U.S. Real Estate Index Fund makes up 60% of the Basket, we expect that generally the market value of your notes and your payment at maturity will depend significantly on the performance of the iShares® Dow Jones U.S. Real Estate Index Fund. The return on the notes is linked to a basket consisting of the iShares® Dow Jones U.S. Real Estate Index Fund, the SPDR® S&P® Homebuilders ETF and the Financial Select Sector SPDR® Fund. The iShares® Dow Jones U.S. Real Estate Index Fund is an exchange-traded fund of iShares® Trust, which is a registered investment company that consists of numerous separate investment portfolios. The iShares® Dow Jones U.S. Real Estate Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the real estate sector of the U.S. equity markets, as measured by the Dow Jones U.S Real Estate Index. The Dow Jones U.S Real Estate Index measures the performance of the real estate sector of the U.S. equity market. The SPDR® S&P® Homebuilders ETF is an exchange-traded fund of SPDR® Series Trust, which is a registered investment company that consists of numerous separate investment portfolios. The SPDR® S&P® Homebuilders ETF seeks to replicate as closely as possible, before fees and expenses, the total return of the S&P® Homebuilders Select IndustryTM Index. The S&P® Homebuilders Select IndustryTM Index is an equal-weighted index that is designed to measure the performance of the homebuilders sub-industry portion of the S&P® Total Market Index, a benchmark that measures the performance of the U.S. equity market. The Financial Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company that consists of several separate investment portfolios. The Financial Select Sector SPDR® Fund seeks investment results that, before expenses, generally correspond to the price and yield performance of publicly traded equity securities of companies in the financial services sector, as represented by the Financial Select Sector Index. The Financial Select Sector Index measures the performance of the financial services sector of the U.S. equity market, as defined by the S&P 500® Index. For additional information about each Basket Fund, see “The iShares® Dow Jones U.S. Real Estate Index Fund,” “The SPDR® S&P® Homebuilders ETF” and “The Financial Select Sector SPDR® Fund” in the accompanying product supplement no. 39-IX.

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TAX TREATMENT — You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 39-IX. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special tax counsel, Davis Polk & Wardwell, it is reasonable to treat your purchase and ownership of the notes as an “open transaction” that, subject to the discussion of the “constructive ownership” rule below, generates long-term capital gain or loss if held for more than one year for U.S. federal income tax purposes, whether or not you are an initial purchaser of notes at the issue price. However, a portion of any gain on the sale or settlement of the notes after one year could be treated as subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code (the “Code”), in which case the tax consequences of selling or settling the notes could be significantly and adversely affected.

JPMorgan Structured Investments —
Buffered Return Enhanced Notes Linked to a Weighted Basket Consisting of the iShares® Dow Jones U.S. Real Estate Index Fund, the SPDR® S&P® Homebuilders ETF and the Financial Select Sector SPDR® Fund

Code Section 1260 generally applies if an investor enters into a “constructive ownership transaction” with respect to a “pass-thru” entity. It is not clear whether a holder’s ownership of a note will constitute a “constructive ownership transaction.” If so, any amount that would otherwise be treated as long-term capital gain recognized in respect of the note in excess of the “net underlying long-term capital gain” (as defined in Code Section 1260) will be treated as ordinary income, and an interest charge will apply as if that income had accrued for tax purposes at a constant yield over the notes’ term. If a note is treated as a constructive ownership transaction, there will be a presumption that all long-term capital gain is subject to recharacterization as ordinary income unless the contrary is demonstrated by clear and convincing evidence. Therefore, any long-term capital gain you realize on sale, exchange or redemption of a note that exceeds the amount of long-term capital gain you can establish would have been realized if you had invested in the Basket Fund shares at the issue date and sold them at the sale, exchange or redemption date could be recharacterized as ordinary income and subject to an interest charge. Our special tax counsel is unable to express any opinion as to whether or to what extent the constructive ownership rule might apply to an investment in the notes. In addition, the Internal Revenue Service (“IRS”) or a court may not respect the characterization and treatment of the notes as an “open transaction,” in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. In addition, on December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders should also note that, subject to the limitations and assumptions described in the section entitled “Certain U.S. Federal Income Tax Consequences — Tax Consequences to Non-U.S. Holders” in the accompanying product supplement no. 39-IX, and based on certain factual representations and assumptions, special tax counsel is of the opinion that withholding should not be imposed on proceeds paid to Non-U.S. Holders under Section 1445 of the Code and the regulations thereunder.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Basket Funds, the indices underlying the Basket Funds, which we refer to as the Underlying Indices, or any of the equity securities held by the Basket Funds or included in the Underlying Indices.

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YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal in excess of $150 per $1,000 principal amount note. The return on the notes at maturity is linked to the performance of the Basket and will depend on whether, and the extent to which, the Basket Return is positive or negative. Your investment will be exposed to any decline in the Ending Basket Level, as compared to the Starting Basket Level, beyond the 15% buffer. Accordingly, you could lose up to $850 for each $1,000 principal amount note that you invest in.

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YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED TO THE MAXIMUM TOTAL RETURN — If the Ending Basket Level is greater than the Starting Basket Level, for each $1,000 principal amount note, you will receive at maturity $1,000 plus an additional amount that will not exceed a predetermined percentage of the principal amount, regardless of the appreciation in the Basket, which may be significant. We refer to this percentage as the Maximum Total Return, which will be set on the pricing date and will not be less than 42%.

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THERE ARE RISKS ASSOCIATED WITH THE BASKET FUNDS — Although shares of the iShares® Dow Jones U.S. Real Estate Index Fund are listed for trading on NYSE Arca, Inc. (“NYSE Arca”) and shares of the SPDR® S&P® Homebuilders ETF and the Financial Select Sector SPDR® Fund are listed for trading on the American Stock Exchange (“AMEX”) and a number of similar products have been traded on NYSE Arca, AMEX and other national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the relevant Basket Fund or that there will be liquidity in the trading market. Each Basket Fund is subject to management risk, which is the risk that the investment strategy of that Basket Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. Barclays Global Fund Advisors (“BFGA”) is the iShares® Dow Jones U.S. Real Estate Index Fund, and SSgA Funds Management, Inc. (“SSFM”) is the investment adviser for both the SPDR® S&P® Homebuilders ETF and the Financial Select Sector SPDR® Fund. For example, BGFA may invest up to 10% of the iShares® Dow Jones U.S. Real Estate Index Fund’s assets in futures contracts, options on futures contracts, other types of options, and swaps related to the Dow Jones U.S. Real Estate Index as well as cash and cash equivalents, including shares of money market funds advised by BGFA or its affiliates. In addition, SSFM may invest up to 5% of both the SPDR® S&P® Homebuilders ETF’s and the Financial Select Sector SPDR® Fund’s assets in securities not included in the S&P® Homebuilders Select IndustryTM Index and the Financial Select Sector Index, as applicable, but which SSFM believes will help the SPDR® S&P® Homebuilders ETF track the S&P® Homebuilders Select IndustryTM Index and the Financial Select Sector SPDR® Fund track the Financial Select Sector Index, as well as in certain futures, options, swap contracts and other derivatives, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including affiliated money market funds). Any of such action could adversely affect the market price of the shares of Basket Funds, and consequently, the value of the notes.

JPMorgan Structured Investments —
Buffered Return Enhanced Notes Linked to a Weighted Basket Consisting of the iShares® Dow Jones U.S. Real Estate Index Fund, the SPDR® S&P® Homebuilders ETF and the Financial Select Sector SPDR® Fund

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DIFFERENCES BETWEEN THE iSHARES® DOW JONES U.S. REAL ESTATE INDEX FUND AND THE DOW JONES U.S. REAL ESTATE INDEX — The iShares® Dow Jones U.S. Real Estate Index Fund invests in a representative sample of equity securities included in the Dow Jones U.S. Real Estate Index; however, the iShares® Dow Jones U.S. Real Estate Index Fund may not hold all or substantially all of the equity securities included in the Dow Jones U.S. Real Estate Index. Therefore, while the performance of the iShares® Dow Jones U.S. Real Estate Index Fund is linked principally to the performance of the Dow Jones U.S. Real Estate Index, the performance of the iShares® Dow Jones U.S. Real Estate Index Fund is also generally linked in part to non-equity securities because BGFA may invest up to 10% of the Index Fund’s assets in futures contracts, options on futures contracts, other types of options, and swaps related to the Dow Jones U.S. Real Estate Index as well as cash and cash equivalents, including shares of money market funds advised by BGFA or its affiliates. In addition, the performance of the iShares® Dow Jones U.S. Real Estate Index Fund will reflect additional transaction costs and fees that are not included in the calculation of the Dow Jones U.S. Real Estate Index. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the variance between the iShares® Dow Jones U.S. Real Estate Index Fund and the Dow Jones U.S. Real Estate Index. Finally, because the shares of the iShares® Dow Jones U.S. Real Estate Index Fund are traded on the NYSE Arca and are subject to market supply and investor demand, the market value of one share of the iShares® Dow Jones U.S. Real Estate Index Fund may differ from the net asset value per share of the iShares® Dow Jones U.S. Real Estate Index Fund. For all of the foregoing reasons, the performance of the iShares® Dow Jones U.S. Real Estate Index Fund may not correlate with the performance of the Dow Jones U.S. Real Estate Index.

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DIFFERENCES BETWEEN THE SPDR® S&P® HOMEBUILDER ETF AND THE FINANCIAL SELECT SECTOR SPDR® FUND, ON THE ONE HAND, AND THE S&P® HOMEBUILDERS SELECT INDUSTRY™ INDEX AND THE FINANCIAL SELECT SECTOR INDEX, ON THE OTHER HAND — The SPDR® S&P® Homebuilders ETF and the Financial Select Sector SPDR® Fund will generally invest in all of the equity securities included in the S&P® Homebuilders Select IndustryTM Index and Financial Select Sector Index, respectively. There may, however, be instances where SSFM may choose to overweight another stock in the S&P® Homebuilders Select IndustryTM Index or the Financial Select Sector Index, as applicable, purchase securities not included in the S&P® Homebuilders Select IndustryTM Index or the Financial Select Sector Index, as applicable, that SSFM believes are appropriate to substitute for a security included in the S&P® Homebuilders Select IndustryTM Index or the Financial Select Sector Index, as applicable or utilize various combinations of other available investment techniques in seeking to track accurately the S&P® Homebuilders Select IndustryTM Index and the Financial Select Sector Index. In addition, the performance of the SPDR® S&P® Homebuilders ETF and the Financial Select Sector SPDR® Fund will reflect additional transaction costs and fees that are not included in the calculation of the S&P® Homebuilders Select IndustryTM Index and the Financial Select Sector Index. Also, corporate actions with respect to the equity securities (such as mergers and spin-offs) may impact the variance between the SPDR® S&P® Homebuilders ETF and the S&P® Homebuilders Select IndustryTM Index and between the Financial Select Sector SPDR® Fund and the Financial Select Sector Index. Finally, because the shares of the SPDR® S&P® Homebuilders ETF and the Financial Select Sector SPDR® Fund are traded on the AMEX and are subject to market supply and investor demand, the market value of one share of the SPDR® S&P® Homebuilders ETF and of the Financial Select Sector SPDR® Fund may differ from the net asset value per share of the SPDR® S&P® Homebuilders ETF and the Financial Select Sector SPDR® Fund, respectively. For all of the foregoing reasons, the performance of the SPDR® S&P® Homebuilders ETF and the Financial Select Sector SPDR® Fund may not correlate with the performance of the S&P® Homebuilders Select IndustryTM Index and the Financial Select Sector Index, respectively.

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THE iSHARES® DOW JONES U.S. REAL ESTATE INDEX FUND IS LINKED TO THE PERFORMANCE OF THE REAL ESTATE INDUSTRY — All or substantially all of the equity securities held by the iShares® Dow Jones U.S. Real Estate Index Fund are issued by companies whose lines of business are directly associated with the real estate industry and include real estate investment trusts. Because 60% of the value of the Basket is linked to the performance of iShares® Dow Jones U.S. Real Estate Index Fund, an investment in these notes will be concentrated in this industry. The real estate industry is cyclical and has from time to time experienced significant difficulties. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. In addition, the real estate industry is significantly affected by a number of factors in general and local economic conditions as well as real estate markets, including those described under “Risk Factors” in the accompanying product supplement no. 39-IX. These factors could cause a downturn in the real estate industry generally or regionally and could cause the value of the stocks held by the iShares® Dow Jones U.S. Real Estate Index Fund and the price of the iShares® Dow Jones U.S. Real Estate Index Fund to decline during the term of the notes.

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THE SPDR® S&P® HOMEBUILDER ETF IS LINKED TO THE PERFORMANCE OF THE HOMEBUILDING INDUSTRY — All or substantially all of the equity securities held by the SPDR® S&P® Homebuilders ETF are issued by companies whose primary lines of business are directly associated with the residential homebuilding industry. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. In addition, the homebuilding industry is significantly affected by a number of factors in general and local economic conditions and real estate markets as well as by weather conditions, natural disasters and geopolitical events, including those described under “Risk Factors” in the accompanying product supplement no. 39-IX. These factors could cause an upturn or a downturn in the homebuilding industry generally or regionally and could cause the value of the equity securities held by the SPDR® S&P® Homebuilders ETF and the price of the Index Fund to decline during the term of the notes.

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THE FINANCIAL SELECT SECTOR SPDR® FUND IS LINKED TO THE PERFORMANCE OF THE FINANCIAL SERVICES SECTOR — All or substantially all of the equity securities held by the Financial Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the financial services sector. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers. See “Risk Factors” in the accompanying product supplement no. 39-IX for more information.

JPMorgan Structured Investments —
Buffered Return Enhanced Notes Linked to a Weighted Basket Consisting of the iShares® Dow Jones U.S. Real Estate Index Fund, the SPDR® S&P® Homebuilders ETF and the Financial Select Sector SPDR® Fund

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO
MATURITY — While the payment at maturity, if any, described in this term sheet is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. As a result, and as a general matter, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. This secondary market price will also be affected by a number of factors aside from the agent’s commission and hedging costs, including those set forth under “Many Economic and Market Factors Will Impact the Value of the Notes” below.

The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
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NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of shares of the relevant Basket Fund or the equity securities held by the Basket Funds or included in the Underlying Indices would have.

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LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMSI intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes.

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POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. In addition, we are currently one of the companies that make up the Financial Select Sector SPDR® Fund and the Financial Select Sector Index. On March 16, 2008, and March 24, 2008, we issued press releases (which are included in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 18, 2008, and March 24, 2008, respectively) announcing our potential acquisition of The Bear Stearns Companies, Inc., which is also included in the Financial Select Sector SPDR® Fund and the Financial Select Sector Index. To our knowledge, we are not currently affiliated with any other issuers the equity securities of which are included in the Basket Funds or the Underlying Indices. We will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the Basket Funds or the indices underlying the Basket Funds and the notes.

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THE ANTI-DILUTION PROTECTION FOR THE BASKET FUNDS IS LIMITED — The calculation agent will make adjustments to the Share Adjustment Factor for a Basket Fund certain events affecting the shares of that Basket Fund. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Basket Funds. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

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MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES — In addition to the level of the Basket on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Funds;
•	the time to maturity of the notes;
•	the dividend rate on the equity securities held by the Basket Funds or included in the Underlying Indices;
•	interest and yield rates in the market generally as well as the markets of the equity securities held by the Basket Funds or included in the Underlying Indices;
•	a variety of economic, financial, political, regulatory or judicial events;
•	developments in the real estate, homebuilding and financial services markets; and
•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

JPMorgan Structured Investments —
Buffered Return Enhanced Notes Linked to a Weighted Basket Consisting of the iShares® Dow Jones U.S. Real Estate Index Fund, the SPDR® S&P® Homebuilders ETF and the Financial Select Sector SPDR® Fund

What Is the Total Return on the Notes at Maturity Assuming a Range of Performance for the Basket?

The following table illustrates the hypothetical total return at maturity on the notes. The “total return” as used in this term sheet is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. The hypothetical total returns set forth below assume a Maximum Total Return of 42%. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Ending Basket Level	Basket Return	Total Return
180.00	80.00%	42.00%
165.00	65.00%	42.00%
150.00	50.00%	42.00%
140.00	40.00%	42.00%
130.00	30.00%	42.00%
121.00	21.00%	42.00%
120.00	20.00%	40.00%
110.00	10.00%	20.00%
105.00	5.00%	10.00%
102.50	2.50%	5.00%
100.00	0.00%	0.00%
95.00	-5.00%	0.00%
90.00	-10.00%	0.00%
85.00	-15.00%	0.00%
80.00	-20.00%	-5.00%
70.00	-30.00%	-15.00%
60.00	-40.00%	-25.00%
50.00	-50.00%	-35.00%
40.00	-60.00%	-45.00%
30.00	-70.00%	-55.00%
20.00	-80.00%	-65.00%
10.00	-90.00%	-75.00%
0.00	-100.00%	-85.00%

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the table on the previous page are calculated.

Example 1: The level of the Basket increases from a Starting Basket Level of 100 to an Ending Basket Level of 105.
Because the Ending Basket Level of 105 is greater than the Starting Basket Level of 100 and the Basket Return of 5% multiplied by 2 does not exceed the hypothetical Maximum Total Return of 42%, the investor receives a payment at maturity of $1,100 per $1,000 principal amount note, calculated as follows:

$1,000 + [$1,000 x (5% x 2)] = $1,100

Example 2: The level of the Basket decreases from a Starting Basket Level of 100 to an Ending Basket Level of 85.
Because the Ending Basket Level of 85 is less than the Starting Basket Level of 100 by not more than the Buffer Amount of 15%, the investor receives a payment at maturity of $1,000 per $1,000 principal amount note.
Example 3: The level of the Basket increases from a Starting Basket Level of 100 to an Ending Basket Level of 130.
Because the Ending Basket Level of 130 is greater than the Starting Basket Level of 100 and the Basket Return of 30% multiplied by 2 exceeds the hypothetical Maximum Total Return of 42%, the investor receives a payment at maturity of $1,420 per $1,000 principal amount note, the maximum payment on the notes.
Example 4: The level of the Basket decreases from a Starting Basket Level of 100 to an Ending Basket Level of 70.
Because the Ending Basket Level of 70 is less than the Starting Basket Level of 100 by more than the Buffer Amount of 15%, the Basket Return is negative and the investor receives a payment at maturity of $850 per $1,000 principal amount note, calculated as follows:

$1,000 + [$1,000 x (-30% + 15%)] = $850

Example 5: The level of the Basket decreases from a Starting Basket Level of 100 to an Ending Basket Level of 0.
Because the Ending Basket Level of 0 is less than the Starting Basket Level of 100 by more than the Buffer Amount of 15%, the Basket Return is negative and the investor receives a payment at maturity of $150 per $1,000 principal amount note, which reflects the principal protection provided by the Buffer Amount of 15%, calculated as follows:

$1,000 + [$1,000 x (-100% + 15%)] = $150

JPMorgan Structured Investments —
Buffered Return Enhanced Notes Linked to a Weighted Basket Consisting of the iShares® Dow Jones U.S. Real Estate Index Fund, the SPDR® S&P® Homebuilders ETF and the Financial Select Sector SPDR® Fund

Historical Information

The following graphs show the historical weekly performance of the iShares® Dow Jones U.S. Real Estate Index Fund and the Financial Select Sector SPDR® Fund form January 3, 2003 through March 28, 2008 and the SPDR® S&P® Homebuilders ETF as well as the Basket as a whole from January 10, 2006 through March 28, 2008. The SPDR® S&P® Homebuilders ETF commenced trading on AMEX on February 6, 2006. The graph of the historical Basket performance assumes the Basket level on January 10, 2006 was 100 and the Component Weightings specified on the cover of this term sheet on that date. The closing price of the iShares® Dow Jones U.S. Real Estate Index Fund on March 28, 2008 was $64.76. The closing price of the SPDR® S&P® Homebuilders ETF on March 28, 2008 was $20.99. The closing price of the Financial Select Sector SPDR® Fund on March 28, 2008 was $24.65.

We obtained the various Basket Fund closing prices below from Bloomberg Financial Markets. We make no representation or warranty as to the accuracy or completeness of information obtained from Bloomberg Financial Markets. The historical levels of each Basket Fund and of the Basket as a whole should not be taken as an indication of future performance, and no assurance can be given as to the closing price of any Basket Fund on the Observation Date. We cannot give you assurance that the performance of the Basket Funds will result in the return of any of your initial investment in excess of $150 per $1,000 principal amount note.

JPMorgan Structured Investments —
Buffered Return Enhanced Notes Linked to a Weighted Basket Consisting of the iShares® Dow Jones U.S. Real Estate Index Fund, the SPDR® S&P® Homebuilders ETF and the Financial Select Sector SPDR® Fund